UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2006
(Date of Earliest Event Reported)

CENTURION GOLD HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-49810	65-1129207
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

12 Main Reef Road, Primrose, South Africa 1401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +27(11)873-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 30, 2006, Centurion Gold Holdings, Inc. (the “Company”) entered into an agreement with Keith Archie Hart (“Hart”) and Glencairn Gold Mine (Pty) Ltd. (“Glencairn”), whereby Hart agreed to acquire all of the shares held by the Company in Glencairn, such shares being all of the issued and outstanding shares of Glencairn, as well as any loan accounts that the Company may have in Glencairn, for total consideration of One Million Rand. Glencairn, collectively known as the Primrose Gold Mine, holds the following precious metals claims, mineral rights and mining assets:

475 claims covering over 570 hectares on the farms Elandsfontein 90 Division IR, Driefontein 87 Division IR and Driefontein 86 Division IR on the Witwatersrand, South Africa and includes the JC Gold Mining Processing Plant covering nine hectares. Management of the Company has indicated that the disposition of the shares and loan accounts of Glencairn does not constitute a significant disposition of assets from an accounting perspective.

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, unless required by law or regulation.

Item 9.01 Financial Statements and Exhibits.

(a)	None
(b)	None

	Exhibit Number	Description

(c)	99.1	Agreement of Purchase and Sale between and among the Company, Keith Archie Hart and Glencairn Gold Mine (Pty) Ltd., dated September 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CENTURION GOLD HOLDINGS, INC.

/s/ Arthur Johnson
Arthur Johnson
President and Chief Executive Officer

January 8, 2007